Exhibit 10.1
AMENDMENT NO. 3 TO GUARANTEE
          This Amendment No. 3 (this “Amendment No. 3”), dated as of May 20, 2011, to that certain Guarantee dated as of January 18, 2011 (the “Original Guarantee”), as amended by Amendment No. 1 dated as of April 3, 2011 (“Amendment No. 1”) and Amendment No. 2 dated as of May 17, 2011 (“Amendment No. 2,” and collectively with the Original Guarantee and Amendment No. 1, the “Guarantee”), is entered into by Vector Capital IV, L.P. (“VCIV”) and Vector Capital III, L.P. (“VCIII,” and each of VCIII and VCIV, a “Guarantor” and collectively VCIII and VCIV, the “Guarantors”) in favor of RAE Systems Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).
RECITAL
     Ray Holding Corporation, a Delaware corporation (“Parent”), Ray Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger, dated as of January 18, 2011 (as amended by Amendment No. 1 thereto dated as of April 3, 2011, and Amendment No. 2 thereto dated May 17, 2011, and as may be further amended, modified or supplemented from time to time, the “Merger Agreement”), and it was a requirement of the Merger Agreement that Parent deliver this Guarantee to the Company concurrently with the execution and delivery thereof.
     On May 20, 2011, Parent offered to amend the Merger Agreement on the terms set forth in an Amendment No. 3 to the Merger Agreement to provide for, among other things, an increase in the Merger Consideration payable.
     The parties to this Amendment No. 3, intending to be legally bound, agree as follows:
     1. Cap. Section 1(b) of the Guarantee is amended by replacing, in the definition of Cap set forth therein, the reference to “$95,210,000 minus an amount equal to (x) the Transferable Shares times (y) the Merger Consideration” with “$97,720,000 minus an amount equal to (x) the Transferable Shares times (y) the Merger Consideration.”
     2. Guarantee References. The parties hereto hereby agree that all references to the “Guarantee” set forth in the Guarantee shall be deemed to be references to the Guarantee as amended by this Amendment No. 3.
     3. Full Force and Effect. Except as expressly amended or modified hereby, the Guarantee shall remain in full force and effect without any amendment or other modification thereto.
     4. Counterparts. This Amendment No. 3 may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment No. 3 (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Amendment No. 3.
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          IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to be duly executed and delivered as of the date first written above.

Vector Capital IV, L.P.

By:	Vector Capital Partners IV, L.P., its general partner

By:	Vector Capital, L.L.C., its general partner

By:	/s/ Alexander R. Slusky
	Name:	Alexander R. Slusky
	Title:	Managing Member

Vector Capital III, L.P.

By:	Vector Capital Partners III, L.P., its general partner

By:	Vector Capital, L.L.C., its general partner

By:	/s/ Alexander R. Slusky
	Name:	Alexander R. Slusky
	Title:	Managing Member
Signature Page to Amendment No. 3 to Guarantee

RAE Systems Inc.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	CFO

Signature Page to Amendment No. 3 to Guarantee